EXHIBIT 10.1

PEDEVCO CORP.
SERIES B CONVERTIBLE PREFERRED STOCK AND WARRANT
SUBSCRIPTION AGREEMENT

Series B Convertible Preferred Stock Shares and Warrants

Date: August 17, 2017	Full Subscription Commitment: USD12,000,000.00

1.
Subscription:

(a)           The undersigned purchasers, namely (i) Dragon Gem Limited and (ii) Absolute Frontier Limited (collectively, the “Participants” and each, a “Participant”) hereby apply to purchase restricted Series B Convertible Preferred Stock (the “Series B Preferred” or the “Shares”) of PEDEVCO Corp., a Texas corporation (the “Company”), and warrants exercisable for common stock of the Company (the “Warrants”), in the amounts set forth below its signature on this signature page of this Agreement, in accordance with the terms and conditions of: (1) this Subscription Agreement (the “Subscription” or “Agreement”); (2) the form of Warrant which is attached hereto as Exhibit A; and (3) the Amended and Restated Certificate of Designations of PEDEVCO Corp. Establishing the Designations, Preferences, Limitations and Relative Rights of its Series B Convertible Preferred Stock (the “Certificate”), which is attached hereto as Exhibit C.

(b)           Before this Subscription is considered, the Participant must complete, execute and deliver to the Company the following:

(i)           This Subscription;

(ii)           The Warrant attached hereto as Exhibit A;

(iii)           The Certificate of Accredited Investor Status And Investor Information, attached hereto as Exhibit B, and

(iv)         The Participant’s check in the amount set forth on the signature page hereof in exchange for the Shares and the Warrants purchased, or wire transfer sent according to the Company’s instructions.

(c)           This Subscription is irrevocable by the Participant.

(d)           This Subscription is not transferable or assignable by the Participant.

(e)          This Subscription may be rejected in whole or in part by the Company in its sole discretion prior to the Closing (as defined in Section 1(g) hereof), regardless of whether Participant’s funds have theretofore been deposited by the Company. Participant’s execution and delivery of this Subscription will not constitute an agreement between the undersigned and the Company until this Agreement has been accepted and executed by the Company. In the event this Subscription is rejected by the Company, all funds and documents tendered by the Participant shall be returned and the parties' obligations hereunder, shall terminate.

(f)           The Participant shall be issued on the Warrant Issuance Date (as defined below) Warrants in substantially the form attached hereto as Exhibit A to acquire the number of shares of common stock of the Company as set forth on the signature page hereto, provided that Warrants exercisable for a maximum number of shares of common stock of the Company equal to ten percent (10%) of the Company’s Issued Shares (as defined below) as calculated as of the Warrant Issuance Date shall be issued to Participants in this Offering. The Warrants shall have a three (3) year term and be exercisable on a cash basis at a price per share equal to the Warrant Exercise Price (as defined below). The shares of common stock issuable upon exercise of the Warrants shall be referred to herein as the “Warrant Shares”. The Shares, and the shares of common stock issuable upon exercise of the Shares, the Warrants, and the Warrant Shares collectively are referred to herein as the “Securities”.

(g)           For purposes of this Agreement:

(i)           “Affiliate” means (x) any Person directly or indirectly controlling, controlled by or under common control with another Person, or (y) any manager, director, officer, partner or employee of a Person; a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

(ii)           “Conversion Terms” shall be the terms and conditions of the conversion of the Company’s Shares into common stock of the Company as set forth in the Certificate.

(iii)           “Dividend Forfeiture” shall mean the forfeiture of certain dividend rights held by the Shares as set forth in the Certificate.

(iv)          “Issued Shares” shall mean the Company’s issued and outstanding shares of common stock and preferred stock, on an as-converted to common stock basis. For avoidance of doubt, for purposes of determining the number of “Issued Shares,” the calculation shall include the Shares (including Debt Conversion Shares) on an as-converted to common stock basis (or shares of common stock issued upon conversion of the Shares if already converted), but shall not include the Warrants, or any other options, warrants, convertible securities or non-issued shares under the New Plan.

(v)         “Material Adverse Effect” means any change, event, development or occurrence, individually or with all other changes, events, developments or occurrences, that has or is reasonably likely to (a) have a material adverse effect on the business, prospects, assets, results of operations or financial condition of the Company or (b) prevent or materially delay consummation of the transactions contemplated hereby or otherwise prevent the Company from performing its obligations under this Agreement on a timely basis in any material respect.

(i)           “NYSE American Approval” shall mean such approvals as may be required by the NYSE American in connection with conversion of the Shares into Company common stock, issuance of the Warrants and Warrant Shares upon exercise thereof, and creation of the New Plan, including, if necessary, initial listing approval of the shares of common stock issuable upon conversion of the Shares and Warrant Shares on the NYSE American.

(ii)           “New Plan” shall mean the Company’s equity incentive plan as adopted or amended by the Board of Directors prior to Closing, subject to receipt of Shareholder Approval and NYSE American Approval post-Closing.

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

(iii)        “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity.

(iv)           “Placement Agent” means Somerley International (Beijing) Limited.

(v)           “Shareholder Approval” shall mean the receipt of the requisite approval from the Company’s shareholders necessary to approve the Conversion Terms (defined below), Dividend Forfeiture (defined below), creation of the New Plan (defined below), and such other matters that are required to be approved by the shareholders of the Company pursuant to applicable NYSE American and SEC rules and regulations.

(vi)        “Warrant Issuance Date” shall mean the date five (5) business days following the later to occur of (x) the Company’s receipt of Shareholder Approval (as defined below) and (y) the Company’s receipt of NYSE American Approval (as defined below).

(vii)           “Warrant Exercise Price” shall mean the five (5) day trailing average closing price (or the closing bid, if no sales were reported) of the Company’s publicly-traded common stock on the Warrant Issuance Date as quoted on the NYSE American (or other quotation system if not traded on the NYSE American).

(b)           The closing (the “Closing”) of this offering (the “Offering”) is scheduled to occur as soon as possible, but no later than September 30, 2017, unless extended upon mutual written agreement by the Participants and the Company. The Closing of this Offering will be for a minimum of 542,790 Shares (the “Aggregate Shares”) representing 53.68% of the Company’s Issued Shares at Closing (the “Company Percentage”) (subject to increase as set forth below), accompanied by the Company’s obligation to issue the Warrants as set forth on the signature page hereto, provided that Warrants exercisable for a maximum number of shares of common stock of the Company not to exceed ten percent (10%) of the Company’s Issued Shares as calculated as of the Warrant Issuance Date, resulting in at least USD 12,000,000 of gross proceeds to the Company. The number of Shares issuable to Absolute Frontier Limited shall be increased by 26,480 Shares, with a corresponding proportional increase to the Company Percentage, in the event $500,000 of the gross proceeds received by the Company in the Offering is used by the Company to repay existing Company debt pursuant to the Debt Conversion Agreement. The number of Aggregate Shares issuable at Closing collectively to the Participants shall be adjusted based on the Company’s Issued Shares as calculated immediately prior to Closing such that the Aggregate Shares issuable collectively to the Participants shall equal the Company Percentage as calculated at such time; provided, however, the number of Shares issuable to Dragon Gem Limited shall not exceed 49.0% of the Company’s Issued Shares at Closing, with any and all additional Shares to be issued to Absolute Frontier Limited at Closing.

(c)           Conditions to Closing. Closing shall be conditioned upon the following, unless waived in writing by the Company and the Participant:

(i)           Series A Convertible Preferred Stock Conversion: On or prior to Closing, the Company shall have taken such actions as are necessary or required to complete the Series A Conversion and all of the issued and outstanding shares of Series A Convertible Preferred Stock of the Company (the “Series A Preferred”) shall have converted into common stock of the Company or forfeited and cancelled (the “Series A Conversion”).

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

(ii)           Debt Restructuring: On or prior to Closing, the Company shall have completed the conversion, satisfaction and/or discharge of all Company debt other than the Permitted Debt. For purposes of this Agreement, “Permitted Debt” shall mean: (x) those certain Senior Secured Promissory Notes, dated May 12, 2016, entered into with each of BBLN-PEDCO Corp. and BHLN-PEDCO Corp., with an aggregate outstanding principal amount not to exceed USD 5.8 million at Closing (the “Tranche A Debt”); (y) seven (7) secured promissory notes, dated March 22, 2013, as amended to date, with an aggregate outstanding principal amount not to exceed USD 475,000 at Closing. All Company debt to be converted into Shares shall be converted simultaneously with the Closing of the Offering pursuant to the terms of a Debt Repayment and Conversion Agreement (the “Debt Conversion Shares” and the “Debt Conversion Agreement”), with no Shares to be issued and outstanding immediately prior to Closing. In addition, on or prior to Closing, the Company shall have completed the restructure of the Tranche A Debt on terms acceptable to Participant.

(iii)           Voting Agreements: The Company shall have entered into voting agreements with key shareholders of the Company necessary to secure Shareholder Approval.

(iv)           Certificate: The Company shall have filed the Certificate with the Secretary of State of the State of Texas, which Certificate provides for, in part, the automatic conversion of all Shares, including the Debt Conversion Shares, into common stock of the Company upon Shareholder Approval and NYSE American Approval and shall continue to be in full force and effect.

(v)           NYSE American Confirmation: The Company shall have received confirmation that issuance of the Shares and the Warrants at Closing shall not require Company shareholder approval prior to Closing, and that the additional listing on the NYSE American of the shares of Company common stock upon conversion of the Shares pursuant to the Certificate is approved pending receipt of Shareholder Approval (the “NYSE American Closing Approval”).

(vi)           Board Approval: The Company shall have delivered a certificate, executed on behalf of the Company by its Secretary, dated as of the Closing, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Subscription, the Certificate, the Warrants and the other transaction documents and the issuance (or reservation of) of the Securities and an increase in the authorized number of members of the Board of Directors of the Company. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing.

(vii)           Regulatory Approval. The Company shall have received approval for the transactions contemplated herein by such U.S. regulatory committees as may be required by Participant and the Company upon mutual agreement prior to Closing.

(d)           The Company shall pay to the Placement Agent, the Company’s financial advisor in the Offering, a cash commission equal to 7.0% of the cash investment received from the Participant in the Offering, excluding any consideration received by the Company upon future exercise of the Warrants (the “Placement Agent Fee”).

(e)           The Company plans to use the proceeds from the Offering as follows: (i) fund development of the Company’s existing oil and gas assets; (ii) fund additional asset acquisitions and business combinations consistent with the Participants’ vision for growing the Company; (iii) for general working capital, including funding expenses related to the Offering; (iv) repayment of not to exceed $500,000 in existing Company debt at Closing; and (v) fund such additional Company debt repayment and/or repurchase or redemption of Debt Conversion Shares at or following Closing as approved by the Participants and the Company’s Board of Directors.

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

(f)           Participant hereby agrees not to, and will cause its Affiliates not to, enter into any “put equivalent position” as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended, or short sale position with respect to the Securities.

(g)           Post-Closing Covenants.

(i)           It is the parties’ intention that upon Closing, existing Company management shall remain in place and will continue to oversee the post-Closing company’s operations, subject to Board of Directors approval.  Upon Closing, the Company Board of Directors shall be composed of six (6) members, comprised of existing Board members Frank C. Ingriselli, Elizabeth P. Smith, and Adam McAfee, and up to three (3) designees of the Participant, at least two (2) of whom shall be “independent” as defined under applicable NYSE American and SEC regulations. In addition, upon receipt of Board and Shareholder Approval, the Company shall be renamed and rebranded as mutually agreed by the Company and the Participant.

(ii)         Within sixty (60) days of the Closing, the Company shall use commercially reasonable efforts to file all the required documents with the Securities and Exchange Commission (the “SEC”) necessary to seek Shareholder Approval.

(iii)        The Company shall use commercially reasonable efforts to file all the required documents with the SEC to raise funds through a registered public offering (a “Secondary Offering”), pursuant to the terms and conditions set forth in the Debt Conversion Agreement, which terms and conditions shall be approved by the Participant.

(iv)         After Closing, the then-constituted Board of Directors of the Company shall confer on the New Plan to be proposed as follows: (x) Upon receipt of Shareholder Approval and NYSE American Approval, the Company may issue fully-vested restricted stock (the “Vested Shares”) equal to 5% of the Company’s Issued Shares as calculated immediately following the later to occur of (i) Shareholder Approval and (ii) NYSE American Approval, to designated then-current members of Company management. In order to satisfy the recipients’ tax obligations with respect to the receipt of the Vested Shares, the Company may withhold otherwise deliverable shares having a value equal to the amount required to be withheld, and shall remit the required amounts to the taxing authorities as permitted under the New Plan on behalf of the recipients. At or before the Closing, designated current members of Company management shall enter into side letters with the Company providing that, in the event the Company does not grant the Vested Shares as described above to such management members by the earlier to occur of (i) the date of approval of the New Plan by shareholders of the Company, and (ii) the date that is 180 days following the Closing (such date, the “Trigger Date”), then the Company shall pay to each such management member a cash bonus amount equal to the value that such Vested Shares would have had as calculated on the Trigger Date. Upon the later to occur of receipt of (i) Shareholder Approval and (ii) NYSE American Approval, in order to incentivize Company management, new oil and gas operational team members, employees, Board members and designated advisors going forward, the Company shall grant additional awards available under the New Plan as options and restricted stock subject to future vesting, with existing Company management receiving restricted stock of the Company (the “Unvested Management Shares”) immediately following Shareholder Approval, that together with the Vested Shares would equal 10% of the Issued Shares. The Unvested Management Shares will vest on a schedule to be determined by the Board of Directors. New oil and gas operational team members and other employees will receive restricted stock or options of the Company from the remaining available shares in the New Plan per the recommendations of the Board of Directors.

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

2.        Representations by Participant. In consideration of the Company’s potential acceptance of the Subscription, each Participant individually, and not jointly or severally, makes the following representations and warranties to the Company, which warranties and representations shall survive any acceptance of the Subscription by the Company:

(a)             Without limiting its right to rely upon the representations and warranties of the Company in Section 4, prior to the time of purchase of the Shares, Participant has had an opportunity to review the Certificate and the Company’s reports, schedules, forms, statements and other documents filed by it with the United States Securities and Exchange Commission (the “SEC Reports”), and Participant has had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify Participant’s understanding of the terms thereof and of the Company’s business and status thereof. Participant acknowledges that no officer, director, broker-dealer, placement agent, finder or other person affiliated with the Company has given Participant any information or made any representations, oral or written, other than as provided in the SEC Reports and herein, on which Participant has relied upon in deciding to invest in the Securities, including without limitation, any information with respect to future acquisitions, mergers or operations of the Company or the economic returns which may accrue as a result of the acquisition of the Securities.

(b)            Participant acknowledges that Participant has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) with respect to the Securities.

(c)            The Securities are being acquired for Participant’s own account and not with a view to immediately resale the Securities in violation of the Securities Act.

(d)           Participant acknowledges that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or qualified under any blue sky laws, in reliance, in part, on Participant’s representations, warranties and agreements made herein.

(e)           Other than the rights specifically set forth in this Subscription and disclosed in the SEC Reports, Participant represents, warrants and agrees that the Company and the officers of the Company (the “Company’s Officers”) are under no obligation to register or qualify the Securities under the Securities Act or under any state securities law, or to assist the undersigned in complying with any exemption from registration and qualification.

(f)             Participant represents that Participant meets the criteria for participation because: (i) Participant has a pre-existing personal or business relationship with the Company or one or more of its partners, officers, directors or controlling persons; or (ii) by reason of Participant’s business or financial experience, or by reason of the business or financial experience of its financial advisors who are unaffiliated with, and are not compensated, directly or indirectly, by the Company or any affiliate or selling agent of the Company, Participant is capable of evaluating the risk and merits of an investment in the Securities and of protecting its own interests;

(g)             Participant represents that Participant is an “accredited investor” as such term is defined in Rule 501 of the Securities Act, and has executed the Certificate of Accredited Investor Status and Investor Information, attached hereto as Exhibit B.

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

(h)         Participant understands that the right to transfer the Securities will be restricted unless the transfer is not in violation of the Securities Act and any other applicable state or foreign securities laws (including investment suitability standards), that the Company will not consent to a transfer of the Securities unless the transferee represents that such transferee meets the financial suitability standards required of an initial participant, and that the Company has the right, in its absolute discretion, to refuse to consent to such transfer; provided that the Securities may be transferred to Permitted Transferees (as defined in the Certificate) without Company consent.

(i)           Participant has been advised to consult with its own attorney or attorneys regarding all legal matters concerning an investment in the Company and the tax consequences of purchasing the Securities, and has done so, to the extent Participant considers necessary.

(j)           Participant acknowledges that the tax consequences of investing in the Company will depend on particular circumstances, and neither the Company, the Company’s Officers, any other investors, nor the partners, shareholders, members, directors, agents, officers, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to Participant of an investment in the Company. Participant will look solely to and rely upon its own advisers with respect to the tax consequences of this investment.

(k)           All information which Participant has provided to the Company concerning Participant, its financial position and its knowledge of financial and business matters, and any information found in the Certificate of Accredited Investor Status and Investor Information, is truthful, accurate, correct, and complete as of the date set forth herein.

(m)         Each certificate or instrument representing securities issuable pursuant to this Agreement will be endorsed with the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

3.           Representations and Warranties by the Company. The Company represents and warrants to Participant that:

(a)           Due Formation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on the business, operations or financial condition of the Company.

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

(b)           Capitalization. The Company is authorized under its Certificate of Formation, as amended, to issue 200,000,000 shares of common stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such information is accurate in all material respects as of the date indicated in such SEC Filing. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable; none of such shares were issued in violation of any pre-emptive rights; and such shares were issued in compliance in all material respects with applicable state and federal securities law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company of any securities of the Company, including, without limitation, the Securities. Except for stock options, warrants and other convertible securities described in the SEC Filings, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement. Except for voting agreements contemplated to be entered into in favor of the Participant at or around the Closing, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them. Except as provided in the Debt Conversion Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issuance and sale of the Shares and Warrants hereunder will not obligate the Company to issue shares of common stock or other securities to any other Person (other than the Participant and the holders of the debt who will be issued the Debt Conversion Shares) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.

(c)           Authority; Enforceability. This Subscription, the Certificate, and the Warrants delivered together with this Subscription or in connection herewith have been duly authorized, executed, and delivered by the Company and are legal, valid and binding agreements, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and the Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of this Subscription, the Certificate, and the Warrants, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares and Warrants.

(d)         No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

(e)          Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Subscription, except for the approval of the NYSE American, the filing of the Certificate and the amended Series A Preferred Certificate of Designations with the Secretary of State of Texas, applicable state securities laws and Regulation D of the Securities Act. Subject to the accuracy of the representations and warranties of the Participant set forth in Section 2 hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Shares and Warrants and (ii) the other transactions contemplated by this Subscription, the Certificate and the Warrants from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Participant as a result of the transactions contemplated hereby, including without limitation, the issuance of the Shares and the Warrants and the ownership, disposition or voting of the Securities by the Participant or the exercise of any right granted to the Participant pursuant to this Subscription or the other transaction documents relating hereto.

(f)           No Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of this Subscription or the right of the Company to enter into it, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate. The foregoing includes, without limitation, actions, suits, proceedings or investigations pending or threatened in writing (or any basis therefor known to the Company) involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business, or any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers.

(g)           Compliance with Other Instruments.

(i)           The Company is not in violation or default (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), of any provisions of its formation documents, bylaws or of any instrument, judgment, order, writ, decree or contract to which it is a party or by which it is bound or, to its knowledge, of any provision of federal or state statute, rule or regulation applicable to the Company, nor has the Company received written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived). The execution, delivery and performance of this Subscription, the Certificate and the Warrants, and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a breach or default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

(ii)           To its knowledge, the Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company’s loss of any right granted under any license, distribution agreement or other agreement.

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Participant’s Initials	PEDEVCO Corp.

(h)          Tax Returns and Payments. The Company has filed all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due.

(i)           Permits. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

(j)           Offering Valid. Assuming the accuracy of the representations and warranties of Participant contained in Section 2 hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares to any person or persons so as to bring the sale of such Shares by the Company within the registration provisions of the Securities Act or any state securities laws. Subject to receipt of required NYSE American Closing Approval, at or prior to Closing the issuance and sale of the Securities does not contravene the rules and regulations of the NYSE American.

(k)          Valid Issuance. The Shares and the Warrants have been duly and validly authorized and, when issued and paid for pursuant to this Subscription, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Participant), except for restrictions on transfer set forth in the transaction documents or imposed by applicable securities laws.

(l)           SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder. All material agreements to which the Company is a party or to which the property or assets of the Company is subject are included as part of or identified in the SEC Filings, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(m)         Title to Properties. The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions, except such as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

(n)           Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”) (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, except as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would reasonably be expected to have a Material Adverse Effect.

(o)           Brokers and Finders. Other than the Placement Agent, no Person will have, as a result of the transactions contemplated by this Subscription, the Certificate and the Warrants, any valid right, interest or claim against or upon the Company or Participant for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company. No Participant shall have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 3(o) that may be due in connection with the transactions contemplated by this Subscription, the Certificate or the Warrants.

(p)          Transactions with Affiliates. None of the executive officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(q)           Disclosures. Neither the Company nor any Person acting on its behalf has provided the Participant or their agents or counsel with any information that constitutes or would reasonably be expected to constitute material, non-public information concerning the Company or its subsidiaries, other than with respect to the transactions contemplated hereby which will be disclosed in a Current Report on Form 8-K within four business days of the Closing. The SEC Filings do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Company understands and confirms that the Participant will rely on the foregoing representations in effecting transactions in securities of the Company.

(r)          Required Filings. Except for the transactions contemplated by this Subscription, including the acquisition of the Securities contemplated hereby, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed.

(s)           Manipulation of Price. The Company has not, and, to the Company’s knowledge, no Person acting on its behalf has taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities.

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

4.             Agreement to Indemnify. The Company agrees to indemnify and hold harmless each Participant and its Affiliates, and their respective directors, officers, members, managers, employees, and agents, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Subscription, the Certificate and the Warrants, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

5.           Subscription Binding on Heirs, etc. This Subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the Participant. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties shall be deemed to be made by and be binding on each such person and his or her heirs, executors, administrators, successors, and assigns.

6.             Execution Authorized. If this Subscription is executed on behalf of a corporation, partnership, trust or other entity, the undersigned has been duly authorized and empowered to legally represent such entity and to execute this Subscription and all other instruments in connection with the Securities and the signature of the person is binding upon such entity.

7.             Governing Law. This Subscription shall be construed in accordance with the laws of the State of Texas.

8.            Dispute Resolution. In the event of any dispute arising out of or relating to this Subscription, then such dispute shall be submitted to binding arbitration with the Houston, Texas branch of the American Arbitration Association (“AAA”) to be governed by AAA’s Commercial Rules of Arbitration (the “AAA Rules”) and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the AAA Rules. Notwithstanding anything in the AAA Rules to the contrary, discovery shall be limited exclusively to the mutual production of documents, and written submissions to the arbitrator shall be limited to one brief from each party and one responsive brief from each party.

9.            Further Assurances. The Company and Participant hereby covenant that they will, whenever and as reasonably requested by the other party, do, execute, acknowledge and deliver any and all such other and further acts, deeds, confirmations, and any instruments of further assurance, approvals and consents as may reasonably be requested in order to complete, insure and perfect the transactions contemplated herein.

10.          Commercially Reasonable Efforts. Each party shall use commercially reasonable efforts to timely satisfy each of the conditions to the Closing. No party shall intentionally perform or fail to perform any act that, if performed or omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby.

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

11.             Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

12.             Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the parties regarding the subject matter of the Agreement and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent of such party.

13.             Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .peg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

Subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence his/her/its subscription for the purchase of Shares of the Company, this 17th day of August, 2017.

PARTICIPANT

DRAGON GEM LIMITED

/s/ Michael P. Joy
(Signature

By: Michael P. Joy

Its: Director’s Representative

Shares Purchased: _________________

Wire Transfer Sent in the Amount of:

$_________________________________

ABSOLUTE FRONTIER LIMITED

/s/ Michael P. Joy
(Signature

By: Michael P. Joy

Its: Director’s Representative

Shares Purchased:___________________

Wire Transfer Sent in the Amount of:

$_________________________________

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

The Company has accepted this subscription this 17th day of August, 2017

“COMPANY”

PEDEVCO CORP.,
a Texas corporation

By:/s/ Michael L. Peterson
Michael L. Peterson
President and Chief Executive Officer

Address for notice:

PEDEVCO Corp.
4125 Blackhawk Plaza Circle, Suite 201
Danville, California 94506
Attn: Corporate Counsel

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

Exhibit A

Form of Warrant

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

Exhibit B

CERTIFICATE OF ACCREDITED INVESTOR STATUS AND INVESTOR INFORMATION

Except as may be indicated by the undersigned below, the undersigned is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned has initialed the box below indicating the basis on which he is representing his status as an “accredited investor”:

______
a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

____
a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

____
an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

____
a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000. For purposes of this item, "net worth" means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person's primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home's estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home's fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Securities for the purpose of investing in the Securities;

____
a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

____
a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

____
an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

____
an individual who is a director or executive officer of PEDEVCO Corp.

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

Investor Information: (This must be consistent with the form of ownership selected below and the information provided above)

Name (please print):

If entity named above,	By:
Its:

Social Security or Taxpayer I.D. Number:

Business Address (including zip code):

Business Phone:

Residence Address (including zip code):

Email Address:

Residence Phone:

All communications to be sent to:

________  Business or  ________ Residence Address ________ Email

Please indicate below the form in which you will hold title to your interest in the Shares and Warrants. PLEASE CONSIDER CAREFULLY. ONCE YOUR SUBSCRIPTION IS ACCEPTED, A CHANGE IN THE FORM OF TITLE CONSTITUTES A TRANSFER OF THE INTEREST IN THE SHARES AND/OR WARRANTS AND MAY THEREFORE BE RESTRICTED BY THE TERMS OF THIS SUBSCRIPTION, AND MAY RESULT IN ADDITIONAL COSTS TO YOU. Participants should seek the advice of their attorneys in deciding in which of the forms they should take ownership of the interest in the Shares and Warrants, because different forms of ownership can have varying gift tax, estate tax, income tax, and other consequences, depending on the state of the investor's domicile and his or her particular personal circumstances.

________ INDIVIDUAL OWNERSHIP (one signature required)

________  JOINT TENANTS WITH RIGHT OF SURVIVORSHIP AND NOT AS TENANTS IN COMMON (both or all parties must sign)

________  COMMUNITY PROPERTY (one signature required if interest held in one name, i.e., managing spouse; two signatures required if interest held in both names)

________  TENANTS IN COMMON (both or all parties must sign)

________  GENERAL PARTNERSHIP (fill out all documents in the name of the PARTNERSHIP, by a PARTNER authorized to sign)

________  LIMITED PARTNERSHIP (fill out all documents in the name of the LIMITED PARTNERSHIP, by a GENERAL PARTNER authorized to sign)

________  LIMITED LIABILITY COMPANY (fill out all documents in the name of the LIMITED LIABILITY COMPANY, by a member authorized to sign)

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.

               CORPORATION (fill out all documents in the name of the CORPORATION, by the President or other officer authorized to sign)

________ TRUST (fill out all documents in the name of the TRUST, by the Trustee, and include a copy of the instrument creating the trust and any other documents necessary to show the investment by the Trustee is authorized. The date of the trust must appear on the Notarial where indicated.)

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status and Investor Information effective as of August ___, 2017.

By: ________________________________ Signature
Printed Name:________________________

Title: ________________________________________________________ (required for any stockholder that is a corporation, partnership, trust or other entity)

________	Subscription Agreement
Participant’s Initials	PEDEVCO Corp.